[S P E C I M E N]

Exhibit 4.6
SHARE CERTIFICATE

ORDINARY SHARES	PAR VALUE $3.00

NUMBER	SHARES
IS

Intelsat®

THIS CERTIFICATES IS TRANSFERABLE IN THE CITY OF NEW YORK, NY

Intelsat, Ltd.	CUSIP G4803J 10 2
INCORPORATED UNDER THE LAWS OF BERMUDA	SEE REVERSE FOR IMPORTANT INFORMATION

THIS CERTIFIES THAT

IS THE REGISTERED OWNER OF

FULLY PAID AND NONASSESSABLE ORDINARY SHARES OF

Intelsat, Ltd. (the “Company”) transferable on the books of the Company by the registered owner hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and in accordance with the Memorandum of Association of the Company and the Bye-laws of the Company and any amendments thereto. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Memorandum of Association of the Company and the Bye-laws of the Company and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Company has caused this Certificate to be executed on its behalf under the common seal of the Company by its duly authorized officers.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
Dated:

[Intelsat, Ltd. BERMUDA 1999 SEAL]

/s/ Richard B. Nash	/s/ Conny Kullman

SECRETARY	CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
THE BANK OF NEW YORK
TRANSFER AGENT AND REGISTRAR
BY
[SIG]
AUTHORIZED SIGNATURE

[SPECIMEN]

     The Company will furnish, without charge, to any shareholder making a written request therefor, a copy of the Company’s Memorandum of Association and Bye-laws and a written statement of the designations, relative rights, preferences and limitations applicable to each of the Company’s authorized classes of share capital. Requests for such written statement may be directed to the Secretary of the Company, at the Company’s principal executive offices located at North Tower, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

     From the Record Time (as defined in the Rights Agreement referred to below), until the Separation Time (as defined in the Rights Agreement) this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Member Protection Rights Agreement, dated as of July 18, 2001 (as such may be amended from time to time, the “Rights Agreement”), between Intelsat, Ltd. (the “Company”) and The Bank of New York, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or securities of another entity, may be exchanged for Shares (as defined in the Rights Agreement) or other securities or assets of the Company, may expire, may become void (if they are “Beneficially Owned” by an “Acquiring Person” or an “Affiliate” or “Associate” thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge after the receipt of a written request therefor.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	___________________ Custodian _____________________
TEN ENT	—	as tenants by the entireties		(Cust)	(Minor)
JT TEN	—	as joint tenants with right of		under Uniform Gifts to Minors
		survivorship and not as tenants		Act ________________________________________________
		in common		(State)
			UNIF TRF MIN ACT —	__________________ Custodian (until age _________________)
(Cust)
________________________________ under Uniform Transfers
(Minor)
to Minors Act _________________________________________
(State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED,                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Ordinary Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Ordinary Shares on the books of the within named Company with full power of substitution in the premises.

Dated

X

X
NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

In the presence of:

(Witness)	(Transferee)